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                                                                    EXHIBIT 10.9

                     FIRST AMENDMENT TO EMPLOYMENT CONTRACT

         This First Amendment to Employment Contract is made as of December 31, 2005 by and between Orleans Homebuilders, Inc. ("Orleans"), a Delaware corporation (f/k/a/ FPA Corporation) and Jeffrey P. Orleans ("Employee").

                                   BACKGROUND

         WHEREAS, Orleans and Employee entered into an Employment Contract as of June 26, 1987 (the "Original Employment Contract"); and

         WHEREAS, Orleans and Employee desire to amend the original Employment Contract to add a new Section 11.11 setting forth special rules relating to ss. 409A of the Internal Revenue Code.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the covenants contained herein and other good and valuable consideration, agree as follows:

         A new Section 11.11 is hereby added to the end of Section 11 of the Original Employment Contract to read in its entirety as follows:

         11.11 Special Rules Related to Section 409A of the Internal Revenue Code. Notwithstanding any provisions of this Agreement to the contrary, in the event any payment otherwise required to be made under the Agreement, whether upon termination of employment, or for any other reason, would constitute a payment of nonqualified deferred compensation, such payment shall be made in a time and manner such that no amount will be required to be included in the Employee's income by reason of a failure to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended (the "Code") (such payment, therefore, being included in the Employee's income at the time of actual receipt pursuant to other applicable provisions of the Code). This Section 11.11 shall apply to such payments and to such extent as necessary so as to avoid imposition of tax or additions to tax pursuant to Code
Section 409A(a)(1). If, for example, it is determined that payments otherwise required to be made pursuant to Section 8 upon termination of employment would violate Code Section 409A(a)(2)(B) (requiring that deferred compensation benefits payable to a key employee of a public company upon separation from service be delayed until a date that is at least six months after the date of separation), then no payment otherwise required to be made under Section 8 will be payable until six months and one day after the Employee's termination of employment with the Employer. Similarly, in the event (a) a payment is to be made on account of the Employee's disability pursuant to Section 6 of this Agreement, and (b) it is determined that the Employee's condition is not sufficiently severe so that the Employee would be considered "disabled" as that term is used in Code Section 409A(a)(2)(C), then payment of amounts on account of the Employee's being disabled shall be considered as paid on account of his termination of employment or service, and may, to the extent necessary to avoid imposition of tax pursuant to Code Section 409A(a)(1) be delayed until six months and one day after the date of the Employee's termination of service or employment with the Company.

         Except as set forth herein, the terms and conditions, provisions of the Original Employment Contract remain unchanged and such terms, conditions and provisions are hereby confirmed.

         This First Amendment may be executed in more than one counterpart, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, Orleans and the Employee have caused this First Amendment to Employment Contract to be duly executed as of the date first set forth above.

                                        ORLEANS HOME BUILDERS, INC.


                                        Joseph A. Santangelo
                                        ---------------------------------------
                                        By:   Joseph A. Santangelo
                                        Title: Chief Financial Officer


                                        Jeffrey P. Orleans
                                        ---------------------------------------
                                        Jeffrey P. Orleans,
                                        Chairman and Chief Executive Officer